Exhibit 10.4

AMENDMENT ONE

This AMENDMENT ONE (this “Amendment”) dated February 22, 2022 (the “Effective Date”) to the Collaborative Agreement dated December 29, 2015 (as amended previously and hereby, the “Agreement”) by and between BioLite, Inc., a company incorporated under the laws of Taiwan and having its principal place of business at 3rd Floor, 248, Nei-Hu Road, Sec. 1, Taipei, 11493 Taiwan (“BioLite”) and ABVC BioPharma, Inc. (f/k/a American BriVision Corporation), a Delaware corporation having its principle place of business at 44370 Old Warm Springs Blvd., Fremont, CA 94538 (“ABVC”). BioLite and ABVC are thereafter referred to as the “Parties”. Capitalized words not otherwise defined herein shall have the meaning set forth in the Agreement.

WHEREAS, the Parties desire to amend the Agreement;

NOW, THEREFORE, the Parties, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree to amend the Agreement as follows:

1.               Amendments to the Agreement. The Agreement is hereby amended to allow ABVC to pay any or all fees due under the Agreement via the consolidation or forgiveness of debt owed by BioLite to ABVC. Accordingly, ABVC may now make any payments due under the Agreement in cash, in shares of ABVC stock with equivalent value or via the cancellation of certain debts BioLite owes to ABVC, in equivalent value. For the avoidance of doubt, payments under the Agreement include, but may not be limited to Milestone Payments due under Section 3 of the Agreement and Royalty Charges due under Section 4 of the Agreement.

2.               Effectiveness of Agreement. Except as expressly amended by this Amendment, the provisions of the Agreement shall remain in full force and effect.

3.               Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Amendment shall become effective on the Effective Date. Delivery of an executed counterpart of a signature page to this Agreement, any amendments, waivers, consents or supplements, by facsimile or other electronic transmission (including a .pdf copy sent by e-mail) shall be deemed to constitute an original and fully effective signature of such party.

IN WITNESS WHEREOF the Parties hereto have caused this Amendment to be executed, in duplicate, each Party taking a copy, as of the date first written above.

BIOLITE, INC.	ABVC BIOPHARMA, INC.

By:/s/ Tsung-Shann Jiang	By:/s/ Howard Doong
Name: Tsung-Shann Jiang	Name: Howard Doong
Title: Chairman & CEO	Title: CEO
Date: 2/22/2022	Date: 2/22/2022